1200 West Sam Houston Pkwy. N. Houston, Texas 77043 www.dresser-rand.com

For Immediate Release

Dresser-Rand Updates Outlook for the Third Quarter
Reaffirms Full Year Guidance before Hurricanes and Painted Post Impacts

HOUSTON, TX, September 30, 2008 - Dresser-Rand Group Inc. (“Dresser-Rand”) (NYSE: DRC), reported yesterday an accident at its Painted Post facility in New York State. This incident and the impact from Hurricanes Ike and Gustav on the Company’s operating income for the third quarter is expected to be approximately $5 million with more than half of the impact related to revenues that will be deferred into the fourth quarter 2008.

The Company is analyzing the impact of these events on the fourth quarter 2008 but it currently continues to believe that its 2008 operating income will be in the range of $285 to $315 million, with a bias toward the upper half of the range, before the impacts from the Hurricanes and the incident at Painted Post mentioned above.

As previously reported, an accident occurred at the Company’s Painted Post facility late Sunday afternoon resulting in injuries to two employees and damage to a portion of the cylinder test area of the plant. Other parts of the facility were unaffected and are operating normally. The cylinder test facility will undergo repairs over the next several weeks. This temporary outage will result in some delays and increased testing cost.

Hurricanes Ike and Gustav adversely impacted several of the Company’s service operations, caused minor damage to the Company’s repair center in Houston and caused delays in its supply chain in the Gulf Coast region. As a result of these delays, certain orders have now been rescheduled for delivery in the fourth quarter.

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About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to companies that operate in the worldwide oil, gas, petrochemical, and process industries. Dresser-Rand operates manufacturing facilities in the United States, France, Germany, Norway, United Kingdom, and India, and maintains a network of 31 service and support centers worldwide.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, executive compensation and other information that is not historical information. The words "anticipates," "believes," "expects", "intends," and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following: material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from, any future acquisitions; economic, political, currency and other risks associated with international sales and operations; loss of senior management; the Company's brand name may be confused with others; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; ability to operate as a stand-alone company; unexpected product claims and regulations; and infringement on its intellectual property or infringement on others' intellectual property. These and other risks are discussed in greater detail in the Company's filings with the Securities and Exchange Commission at http://www.sec.gov. Actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. For information about Dresser-Rand, go to its website at http://www.dresser-rand.com.

Investor Contact: Blaise Derrico, Director Investor Relations (713) 973-5497

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